Exhibit 99.2

EXECUTION VERSION

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT is made as of the 9th day of May 2023 (this “Agreement”) by and between each of the entities listed on Schedule I hereto (each, a “Seller” and collectively, the “Sellers”) and Stagwell Inc., a Delaware corporation (the “Corporation”). The Sellers and the Corporation are sometimes referred to in this Agreement collectively as the “Parties” or individually as a “Party”.

Background

Each Seller owns, following the consummation of the transactions contemplated by the Class B Share Distribution Agreement dated on or about the date hereof by and among the Sellers and Stagwell Media LP (a Delaware limited partnership, the “Partnership”) (such agreement, the “Distribution Agreement”), such number of shares of class A common stock, $0.001 par value per share, of the Corporation as set forth beside its name on Schedule I (the “Shares”). The Corporation desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to the Corporation, in each instance, upon the terms and conditions set forth in this Agreement (the “Transaction”). The board of directors of the Corporation has determined that the Transaction is fair to and in the best interests of the Corporation and its stockholders, and has approved the execution, delivery and performance of this Agreement and the consummation of the Transaction.

Agreement

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of the Shares. On the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Corporation shall purchase from, and the Sellers shall sell, transfer, assign, convey and deliver to the Corporation, the Shares for a purchase price of $6.43 per Share, with the aggregate amount to be paid in respect of all Shares held by each Seller set forth on Schedule I (the “Purchase Price” in respect of all Shares held by such Seller).

2. Payment of the Purchase Price. Subject to the Sellers’ full receipt of the Shares pursuant to the Distribution Agreement, the Parties shall hold the closing of the Transaction as soon as practically possible, but in any event no later than the 15th Business Day after the execution of this Agreement by the Parties; provided that if additional time is needed due to the Sellers’ late receipt of the Shares, the Parties agree that they will cooperate in good faith and use commercially reasonable efforts to the extend the date of the closing of the transaction contemplated hereby; provided, further, that such extension shall not, unless otherwise agreed in writing by the parties hereto, extend beyond May 31, 2023 (such closing date, as may extended in accordance with the terms hereof, the “Closing Date”). For the avoidance of doubt, in the event that the closing has not occurred on or prior to the later date referenced in the preceding sentence, either Party shall have the ability to terminate this Agreement at such time with no further liability or obligation resulting therefrom. On the Closing Date, in full consideration for the transfer of the Shares owned by each Seller, the Corporation shall pay and deliver to each Seller the Purchase Price in respect of the Shares sold by such Seller via bank wire transfer of immediately available funds to an account designated in writing by such Seller on Schedule I (or via any other payment means mutually acceptable to such Seller and the Corporation). “Business Day” referred to in this Agreement means any day other than (i) Saturday or Sunday or (ii) any other day on which banks located in New York City generally are closed for business. Each Seller shall deliver to the Corporation (i) a duly executed stock power in the form attached hereto as Exhibit A relating to the Shares owned by such Seller and shall deliver to the Corporation such other documents and take such actions as may be reasonably required by the Corporation and its transfer agent in order to effect the transfer to the Corporation of all of the rights, title and interest of such Seller in and to such Shares and (ii) a complete, duly executed Form W-8 (including any necessary attachments). The Corporation shall provide the Sellers with a timely and validly-executed certification conforming to the requirements of Treasury Regulations Section 1.897-2(h) and 1.1445-2(c)(3), certifying that the Corporation was not a “U.S. real property holding corporation” during the relevant period.

3. Representations and Warranties of each Seller. Each Seller, severally and not jointly, solely with respect to itself and the Shares owned by it (or to be owned by it following distribution pursuant to the Distribution Agreement), hereby represents and warrants to the Corporation as follows:

(a) Such Seller is duly organized and existing under the laws of the jurisdiction of its formation has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b) This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. All corporate action on the part of such Seller necessary for the authorization, execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereunder has been taken or will be taken prior to the Closing Date.

(c) Neither the execution and delivery of this Agreement by such Seller nor the transfer by such Seller to the Corporation of the Shares to be transferred pursuant to this Agreement will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any governmental entity or other person or entity the right to challenge the transactions contemplated by this Agreement or the right to exercise any remedy or obtain any relief under, any legal requirement to which such Seller, or any of the assets owned or used by such Seller, may be subject. Seller will not be required to give any notice to or obtain any consent from any person or entity in connection with the execution and delivery of this Agreement or the performance by such Seller of its obligations pursuant to this Agreement.

(d) No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by such Seller of this Agreement or the consummation of the transactions contemplated by this Agreement.

(e) Such Seller has good and valid title to the Shares owned by such Seller, free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim or rights of any third party whatsoever (except for restrictions on transfer pursuant to applicable federal and state securities laws). Such Seller is the sole record owner and sole legal and beneficial owner of the Shares to be sold by such Seller hereunder. No Seller has, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of such Shares or its ownership or other rights in such Shares or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares. Following the consummation of the Transaction, and against payment made pursuant to this Agreement, good, valid and marketable title to such Shares, free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, will pass to the Corporation.

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(f) There is no action, suit, proceeding or investigation pending or, to such Seller’s knowledge, currently threatened that would materially and adversely affect the validity of this Agreement, or the right of such Seller to enter into this Agreement or to consummate the transactions contemplated by this Agreement. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against such Seller which questions the validity of this Agreement or the right of such Seller to consummate the transactions contemplated by this Agreement.

(g) Such Seller has not incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission or other similar payments to any third party in connection with the transactions contemplated by this Agreement.

(h) Such Seller has the requisite knowledge and experience in financial and business matters necessary to evaluate the merits and risk of the transactions contemplated by this Agreement. Such Seller has made an independent decision to sell the Shares to be sold by such Seller hereunder based on such Seller’s knowledge of the Corporation and its business and other information available to such Seller, which such Seller has determined is adequate for that purpose. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction and such Shares and has had full access to such other information concerning the Corporation as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Transactions and has negotiated this Agreement on an arm’s-length basis. Such Seller has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Corporation, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement. Such Seller acknowledges that the Corporation and its affiliates, officers and directors may possess material non-public information not known to such Seller regarding or relating to the Corporation, including information concerning the business, financial condition, results of operations or prospects of the Corporation. Such Seller acknowledges and confirms that it is aware that future changes or developments in (i) the Corporation’s business and financial condition and operating results, (ii) the industries in which the Corporation competes and (iii) overall market and economic conditions, may have a favorable impact on the value of the Shares after the sale by such Seller of such Shares to the Corporation pursuant to the terms of this Agreement.

4. Representations, Warranties and Covenants of the Corporation. The Corporation represents, warrants and covenants to each Seller as follows:

(a) The Corporation has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b) This Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. All corporate action on the part of the Corporation, its board of directors and its stockholders necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereunder has been taken or will be taken prior to the Closing Date.

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(c) Neither the execution and delivery of this Agreement by the Corporation nor the purchase by the Corporation from the Sellers of the Shares to be transferred pursuant to this Agreement will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any governmental entity or other person or entity the right to challenge the transactions contemplated by this Agreement or the right to exercise any remedy or obtain any relief under, any legal requirement to which the Corporation, or any of the assets owned or used by the Corporation, may be subject. The Corporation will not be required to give any notice to or obtain any consent from any person or entity in connection with the execution and delivery of this Agreement or the performance by the Corporation of its obligations pursuant to this Agreement.

(d) No consent, approval or authorization of, or notice to, any person or governmental authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation of the transactions contemplated by this Agreement.

(e) The Corporation has sufficient funds legally available to consummate the transactions contemplated hereunder.

5. Tax Matters.

(a) The Corporation shall not withhold U.S. federal, state, local or non-U.S. tax on any payments made to the Sellers under this Agreement.

(b) The Parties hereto intend that, for U.S. federal (and applicable state and local) income tax purposes, the transactions described in this Agreement shall be treated as a “substantially disproportionate redemption” of the Shares governed by Section 302(b)(1) or 302(b)(2) of the Code (the “Intended Tax Treatment”). The Parties shall prepare and file all U.S. federal, state and local income tax returns in a manner consistent with the Intended Tax Treatment, and shall not take any position in any audit or other proceeding relating to taxes that is inconsistent with the Intended Tax Treatment except upon a contrary final determination by an applicable taxing authority.

6. Expenses. Each Party will pay its own legal and other fees in connection with the negotiation and preparation of this Agreement.

7. Further Assurances. From and after the date hereof, each Party will take such further actions as may be reasonably necessary to implement the intent of this Agreement.

8. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal, substantive laws of the State of Delaware, without regard to principles of conflicts of laws. Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. The parties further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court. The parties further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

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9. Binding Effect. This Agreement will be binding on and inure to the benefit of the Parties and their respective successors and assigns.

10. Entire Agreement. This Agreement is the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations, disclosures, discussions and investigations relating to the subject matter of this Agreement are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the subject matter of this Agreement, other than those included or referenced herein.

11. Amendment. This Agreement may not be modified or amended except by an instrument in writing executed by each Party.

12. Waiver. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

13. Captions. The headings of sections are included solely for convenience of reference only and do not form a part of this Agreement.

14. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, then the provision will be interpreted to be only so broad as is enforceable.

15. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all Parties hereto. For the avoidance of doubt, a Party’s execution and delivery of any of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Party and shall bind such Party to the terms thereof. The Parties agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Party executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms thereof.

- Signature Pages Follow -

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE CORPORATION:

Stagwell Inc.

By: _______________________________________
Name:
Title:

AlpInvest Partners US Secondary Investments 2016 I C.V.
By: AlpInvest Partners Secondary Investments 2016 I B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AlpInvest PEP Secondary 2017 C.V.
By: AlpInvest PEP GP B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AlpInvest Secondaries Fund VI C.V.
By: AlpInvest SF VI B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AlpInvest Secondaries Fund (Euro) VI C.V.
By: AlpInvest SF VI B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

GGG US Secondary 2017 C.V.
By: AlpInvest GGG B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AlpInvest GA Secondary C.V.
By: AlpInvest GA B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AG Secondary C.V.
By: AlpInvest G GP, B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

APSS Secondary C.V.
By: AlpInvest PSS GP B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AJ Secondary C.V.
By: AlpInvest J GP B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

AP Fondo Secondaries II C.V.
By: AlpInvest Fondo B.V., its general partner
By: AlpInvest Partners B.V., its managing director

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

SCHEDULE I

SELLERS

Seller	Number of Shares	Purchase Price
AlpInvest Partners US Secondary Investments 2016 I C.V.	7,897,045	$50,777,999.35
AlpInvest PEP Secondary 2017 C.V.	2,824,653	$18,162,518.79
AlpInvest Secondaries Fund VI C.V.	9,305,931	$59,837,136.33
AlpInvest Secondaries Fund (Euro) VI C.V.	1,229,268	$7,904,193.24
GGG US Secondary 2017 C.V.	470,406	$3,024,710.58
AlpInvest GA Secondary C.V.	118,628	$762,778.04
AG Secondary C.V.	838,743	$5,393,117.49
APSS Secondary C.V.	215,233	$1,383,948.19
AJ Secondary C.V.	126,477	$813,247.11
AP Fondo Secondaries II C.V.	301,770	$1,940,381.10

Total	23,328,154	$150,000,030.22

Exhibit A

Stock Power

FOR VALUE RECEIVED and pursuant to that certain Stock Repurchase Agreement (the “Agreement”) by and among Stagwell Inc., a Delaware corporation (the “Corporation”), the undersigned (the “Transferor”) and the other parties thereto dated as of [•], 2023, the Transferor hereby assigns and transfers unto the Corporation [•] shares of Class A common stock, par value $0.001 per share, of the Corporation (the “ Shares”), standing in the name of the Transferor on the books of the Corporation. The Transferor hereby irrevocably constitutes and appoints any officer of the Corporation attorney-in-fact to transfer the Shares on the books of the Corporation with full power of substitution.

Dated: [•], 2023

Transferor:

[insert Seller entity]

By:
Name:
Title: